                                                                  Exhibit (g)(5)


             BROWN BROTHERS HARRIMAN & CO. - GLOBAL CUSTODY NETWORK
                              PILGRIM MUTUAL FUNDS
                          APPENDIX B - RECOVER STANDARD


COUNTRY              SUBCUSTODIAN                                                               DEPOSITORIES
-------              ------------                                                               ------------
COSTA RICA           BANCO BCT SA                                                               CEVAL
                     Master Subcustodian Agreement 8/10/98

CYPRUS               THE CYPRUS POPULAR BANK LTD. (aka Laiki Bank)                              None
                     Cyprus Popular Bank Ltd. Agt. 2/18/98

ESTONIA              HANSAPANK, TALLINN FOR MERITA BANK                                         ECDSL
                     Merita Bank Agreement 12/1/97

GHANA                MERCHANT BANK (GHANA) LIMITED FOR STANDARD BANK OF SOUTH                   None
                     AFRICA (SBSA)
                     Standard Bank of South Africa Agreement 3/11/94

LATVIA               HANSABANK, RIGA FOR MERITA BANK                                            Bank of Latvia
                     Merita Bank Agreement 12/1/97                                              LCD

LITHUANIA            VILNIAUS BANKAS, VILNIUS FOR MERITA BANK                                   CSDL
                     Merita Bank Agreement 12/1/97




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